Exhibit 23.1

Consent of Indepdent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34834) pertaining to the Magnetek FlexCare Plus Retirement Savings Plan of our report dated June 25, 2004, with respect to the financial statements and schedule of the Magnetek FlexCare Plus Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Woodland Hills, California
June 25, 2004